UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 11, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

ISSUANCE OF WARRANT TO NATEXIS BANQUES POPULAIRES

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2005, in connection with the Revolving Facility Agreement (the “Revolving Facility Agreement”) dated December 23, 2004, by and among Madison Energy France, a societe en commandite simple incorporated under the laws of France, as the Borrower, Madison Oil France, a societe anonyme incorporated under the laws of France, as a Guarantor, each of Toreador Resources Corporation, a Delaware corporation (the “Company”) and Madison Oil Company Europe, a Delaware corporation, both as obligors and Natexis Banques Populaires, a French bank (“Natexis”), as lender, the Company agreed to grant to Natexis warrants to purchase 50,000 shares of the Company’s common stock.

Effective as of July 11, 2005, the Company and Natexis executed a warrant exercisable into 50,000 shares of the Company’s common stock at an exercise price of $27.40 per share. The exercise price is based on average closing price of the Common Stock for the ten consecutive trading days from June 3, 2005 through June 16, 2005, plus fifteen percent (15%) . The warrant is exercisable in whole or in part at any time on or prior to December 23, 2009.

The warrant was issued in reliance upon the exemption from registration provided by Rule 506 promulgated pursuant to Securities Act of 1933, as amended.

The warrant is filed hereto as Exhibit 10.1 and is incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 – Entry into a Material Definitive Agreement regarding the issuance of a warrant by the Company to Natexis.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Warrant to Purchase Common Stock of Toreador Resources Corporation dated July 11, 2005 by and between Toreador Resources Corporation and Natexis Banques Populaires.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: July 13, 2005

By:                /s/ G. Thomas Graves III

G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.             Description

10.1	Warrant to Purchase Common Stock of Toreador Resources Corporation dated July 11, 2005 by and between Toreador Resources and Natexis Banques Populaires.